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                                                                       EXHIBIT I



                    OPINION OF JAMES G. POTTER, JR., ESQUIRE


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                            MARKET STREET FUND, INC.
                  1050 Westlakes Drive, Berwyn, PA 19312-2419
                  Telephone (610) 407-1717, Fax (610) 407-1438
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                                               August 2, 1998



Market Street Fund, Inc.
1050 Westlakes Drive
Berwyn, PA 19312

                  Re: Market Street Fund, Inc., Post-Effective
                       Amendment No. 22, File No. 2-98735


Dear Sirs/Madames:

This opinion is furnished in connection with the filing of Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A ("Registration Statement"), File No. 2-98755, under the Securities Act of 1933, as amended.

I have served as counsel to the Market Street Fund, Inc., a Maryland corporation, (the "Company") in connection with the Registration Statement with respect to the registration of an indefinite number of its shares of capital stock, par value $0.01 per share (the "Shares"), to be offered as set forth in the Prospectuses contained therein. In such connection I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the appropriate minutes of the meetings of the Board of Directors of the Company, the Articles of Incorporation and By-Laws and any amendments thereto, and pertinent agreements of the Company and such documents and records as I deem appropriate or necessary.

In my opinion, the Company is a corporation duly and validly organized under the laws of Maryland, and the Shares will, when issued pursuant to the Prospectuses, be legally issued, fully paid and non-assessable.


                                        Very truly yours,

                                        /s/ James G. Potter, Jr.


                                        James G. Potter, Jr.
                                        Legal Officer